EXHIBIT 99.1

Corvus Gold Expands Deposit to the North & West, Returns Within Same Hole, 53.3 Metres @ 1.9 g/t Gold & 41.2 Metres @ 1.52 g/t Gold, Mother Lode Project, Nevada

VANCOUVER, British Columbia, April 05, 2018 (GLOBE NEWSWIRE) -- Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX:KOR) (OTCQX:CORVF) announces it has received results from three stepout holes in the northwest quadrant of the Mother Lode deposit (Figure 1).  Assay results returned encouraging intercepts showing continued expansion of the Mother Lode deposit (Table 1).  The new drill holes continue to show an expanding gold system to the north and west with thicknesses and grades continuing to improve to the west, as highlighted in hole ML18-052 with 53.3m @ 1.90 g/t Au & 41.2m @ 1.52 g/t Au.

A photo accompanying this announcement is available at http://resource.globenewswire.com/Resource/Download/f4cfb108-f6f9-41e3-bbad-a9393c69969a

Northwest Extension, Mother Lode Deposit

Holes ML18-050 to 052 are located at the Northwestern quadrant of the main Mother Lode target area.  The multiple broad intercepts in hole ML18-052 (22.9m @ 0.67 g/t Au, 53.3m @ 1.90 g/t Au, 41.2m @ 1.52 g/t Au) confirm previous results for holes ML18-043, 044, 045, which indicate that the Mother Lode gold system is strengthening and expanding to the west.  Two thick oxide intercepts (22.9m @ 0.67 g/t Au & 41.2m @ 1.52 g/t Au) in this hole are now forming a sizable zone to the west, believed to be expanding the potential heap leach component of the deposit.  Eight additional stepout holes to the west are in the process of being completed to address this expanding area.

Results from holes ML18-051 & 052 demonstrate that the Fluorspar Canyon Fault (FCF) Zone, which controls mineralization on the north end of the Mother Lode deposit, is nearly flat as drilling progresses north and remains open.  An approximate 200 metre stepout hole to the north east of hole ML18-051 is scheduled to be drilled shortly to further define the northern extent of the main system and to chase the projection of the new high-grade zone intersected in hole ML18-049 (7.5m @ 21.77 g/t Au).

Table 1
Phase II - Mother Lode Significant Drilling Results
(Reported intercepts are not true widths as there is currently insufficient data to calculate true orientation in space.
Mineralized intervals are calculated using a 0.3 g/t cutoff unless otherwise indicated below)
Drill Hole #	from (m)	to (m)	Interval (m)	Gold (g/t)	Silver (g/t)	Comment
ML18-050 AZ 085 dip-65	345.95	367.28	21.33	2.00	n/a	West of ML17-013 Main ML Zone

ML18-051	356.62	385.57	28.95	1.02	n/a	West of ML17-017 East H-G Zone
inc	356.62	371.86	15.24	1.56	n/a	1 g/t cut
AZ 085 dip-70	400.81	416.05	15.24	0.45	n/a	Lower OX Zone to the EOH

ML18-052	132.59	155.45	22.86	0.67	n/a	West of ML17-021 Upper LG Zone
inc	149.35	153.92	4.57	1.30	n/a	1 g/t cut
AZ 085 dip-75	230.12	283.46	53.34	1.90	n/a	Main ML Zone
inc	230.12	277.37	47.25	2.09	n/a	1 g/t cut
	385.57	426.72	41.15	1.52	n/a	Lower OX Zone to the EOH
inc	385.57	399.29	13.72	2.09	n/a	1 g/t cut
inc	408.43	414.53	6.10	2.74	n/a	1 g/t cut

Jeff Pontius, President and CEO of Corvus states “These encouraging recent results continue to demonstrate the expansion potential of the Mother Lode deposit.  The extension of the Mother Lode deposit to the North and West in holes ML18-050 to 052 is promising as the potential size continues to grow.  The fact we have yet to define the extent of the system is encouraging for what might be the next major new Nevada gold deposit.”

Qualified Person and Quality Control/Quality Assurance

Jeffrey A. Pontius (CPG 11044), a qualified person as defined by National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), has supervised the preparation of the scientific and technical information that forms the basis for this news release and has approved the disclosure herein.  Mr. Pontius is not independent of Corvus, as he is the CEO & President and holds common shares and incentive stock options.

Carl E. Brechtel, (Nevada PE 008744 and Registered Member 353000 of SME), a qualified person as defined by NI 43-101, has coordinated execution of the work outlined in this news release and has approved the disclosure herein. Mr. Brechtel is not independent of Corvus, as he is the COO and holds common shares and incentive stock options.

The work program at Mother Lode was designed and supervised by Mark Reischman, Corvus Gold’s Nevada Exploration Manager, who is responsible for all aspects of the work, including the quality control/quality assurance program.  On-site personnel at the project log and track all samples prior to sealing and shipping.  Quality control is monitored by the insertion of blind certified standard reference materials and blanks into each sample shipment.  All resource sample shipments are sealed and shipped to American Assay Laboratories (AAL) in Reno, Nevada, for preparation and assaying.  AAL is independent of the Company.  AAL’s quality system complies with the requirements for the International Standards ISO 9001:2000 and ISO 17025:1999.  Analytical accuracy and precision are monitored by the analysis of reagent blanks, reference material and replicate samples.  Finally, representative blind duplicate samples are forwarded to AAL and an ISO compliant third-party laboratory for additional quality control.  Mr. Reischman, a qualified person, has verified the data underlying the information disclosed herein, including sampling, analytical and test data underlying the information by reviewing the reports of AAL, methodologies, results and all procedures undertaken for quality assurance and quality control in a manner consistent with industry practice, and all matters were consistent and accurate according to his professional judgement.  There were no limitations on the verification process

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 72 km² in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 865 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right. The Company also controls 194 federal unpatented mining claims on the Mother Lode project which totals 1,597 hectares which it owns 100% of.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada.  In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects.  Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of
Corvus Gold Inc.

(signed) Jeffrey A. Pontius
Jeffrey A. Pontius,
President & Chief Executive Officer

Contact Information: Ryan Ko
Investor Relations
Email: info@corvusgold.com
Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation.  All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the rapid and effective capture of the potential of our new Mother Lode project, the potential for new deposits and expected increases in a system’s potential; anticipated content, commencement and cost of exploration programs, anticipated exploration program results, the discovery and delineation of mineral deposits/resources/reserves, the Company’s belief that the parameters used in the WhittleTM pit optimization process are realistic and reasonable, the potential to discover additional high grade veins or additional deposits, the potential to expand the existing estimated resource at the Mother Lode project, the statement that the zone of high-grade mineralization is encouraging for expanding the mineralization zones of the Mother Lode deposit west along the Fluorspar Canyon Fault, the statement that drilling results bodes well for the continued growth of Corvus Gold over the next several phases of deposit expansion drilling programs in 2018, the growth potential of the Mother Lode project and the potential for any mining or production at the Mother Lode project, are forward-looking statements.  Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined.  Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events.  The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2017 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”).  All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.